ASSIGNMENT
                             OF
           SALE AND LEASEBACK FINANCING COMMITMENT

      THIS ASSIGNMENT made and entered into this 17th day of November, 1997, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 23rd day of September, 1997, Assignor entered into a Sale and Leaseback Financing Commitment ("the Commitment") for that certain property located at 3590
Second Street South, St. Cloud, MN (the "Property") with Timber Lodge Steakhouse, Inc., as Seller/Lessee; and

     WHEREAS, Assignor desires to assign an undivided thirty and seven hundred ninety-four thousandths percent (30.794%) of its rights, title and interest in, to and under the Commitment to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Commitment to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Commitment to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Commitment.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")


By:   /s/ Robert P Johnson
          Robert P. Johnson, its President

AEI REAL ESTATE FUND XV
LIMITED PARTNERSHIP (OAssigneeO)

BY: AEI FUND MANAGEMENT 86-A, INC..


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President